EXHIBIT 4.6





                           BERGEN BRUNSWIG CORPORATION
                          Liquid Yield Option(TM) Notes
                                   due _____
                           (Zero Coupon-Subordinated)



                        ________________________________


                                   Indenture


                        Dated as of ___________, 199___

                        ________________________________






                      CHEMICAL TRUST COMPANY OF CALIFORNIA,
                                  as Trustee












(TM)Trademark of Merrill Lynch & Co., Inc.

                            CROSS REFERENCE TABLE(1)

TIA                                                            Indenture
Section                                                        Section
-------                                                        ---------
310(a)(1) ..................................................     7.10
   (a)(2) ..................................................     7.10
   (a)(3) ..................................................     N.A
   (a)(4) ..................................................     N.A
   (a)(5) ..................................................     7.10
   (b)    ..................................................     7.08; 7.10
   (c)    ..................................................     N.A
311(a)    ..................................................     7.11
   (b)    ..................................................     7.11
   (c)    ..................................................     N.A
312(a)    ..................................................     2.05
   (b)    ..................................................     12.03
   (c)    ..................................................     12.03
313(a)    ..................................................     7.06
   (b)    ..................................................     7.06
   (c)    ..................................................     12.02
   (d)    ..................................................     7.06
314(a)    ..................................................     4.02;4.03;12.02
   (b)    ..................................................     N.A
   (c)(1) ..................................................     12.04
   (c)(2) ..................................................     12.04
   (c)(3) ..................................................     N.A.
   (d)    ..................................................     N.A.
   (e)    ..................................................     12.05
   (f)    ..................................................     4.04
315(a)    ..................................................     7.01
   (b)    ..................................................     7.05; 12.02
   (c)    ..................................................     7.01
   (d)    ..................................................     7.01
   (e)    ..................................................     6.11
316(a) (last sentence)......................................     2.08
   (a)(1)(A)................................................     6.05
   (a)(1)(B)................................................     6.04
   (a)(2) ..................................................     N.A.
   (b)    ..................................................     6.07
   (c)    ..................................................     2.12
317(a)(1) ..................................................     6.08

------------------
(1) This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

   (a)(2) ..................................................     6.09
   (b)    ..................................................     2.04
318(a)    ..................................................     12.01

N.A. means Not Applicable.

                              TABLE OF CONTENTS(2)

                                                                         Page
                                                                         ----

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01  Definitions..............................................   1
SECTION 1.02  Other Definitions........................................   5
SECTION 1.03  Incorporation by Reference of Trust Indenture Act........   5
SECTION 1.04  Rules of Construction....................................   6

                                   ARTICLE 2

                                THE SECURITIES

SECTION 2.01  Form and Dating..........................................   6
SECTION 2.02  Execution and Authentication.............................   6
SECTION 2.03  Registrar, Paying Agent and Conversion Agent.............   7
SECTION 2.04  Paying Agent to Hold Money and Securities in Trust.......   8
SECTION 2.05  Securityholder Lists.....................................   8
SECTION 2.06  Transfer and Exchange....................................   8
SECTION 2.07  Replacement Securities...................................   9
SECTION 2.08  Outstanding Securities; Determinations of Holders' Action   9
SECTION 2.09  Temporary Securities.....................................  10
SECTION 2.10  Cancellation.............................................  11
SECTION 2.11  Persons Deemed Owners....................................  11
SECTION 2.12  Acts of Holders..........................................  11

                                   ARTICLE 3

                            REDEMPTION AND PURCHASES

SECTION 3.01  Right to Redeem; Notices to Trustee......................  12
SECTION 3.02  Selection of Securities to Be Redeemed...................  13
SECTION 3.03  Notice of Redemption.....................................  13
SECTION 3.04  Effect of Notice of Redemption...........................  14
SECTION 3.05  Deposit of Redemption Price..............................  14
SECTION 3.06  Securities Redeemed in Part..............................  14
SECTION 3.07  Conversion Arrangement on Call for Redemption............  14

--------------------------
(2) This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

SECTION 3.08  Purchase of Securities at Option of the Holder...........  15
SECTION 3.09  Effect of Purchase Notice................................  22
SECTION 3.10  Deposit of Purchase Price................................  22
SECTION 3.11  Securities Purchased in Part.............................  23
SECTION 3.12  Covenant to Comply with Securities Laws
                Upon Purchase of Securities............................  23
SECTION 3.13  Repayment to the Company.................................  23
SECTION 3.14  CUSIP Numbers............................................  23

                                   ARTICLE 4

                                   COVENANTS

SECTION 4.01  Payment of Securities....................................  24
SECTION 4.02  SEC Reports..............................................  24
SECTION 4.03  Compliance Certificate...................................  24
SECTION 4.04  Further Instruments and Acts.............................  24
SECTION 4.05  Maintenance of Office or Agency..........................  24

                                   ARTICLE 5

                             SUCCESSOR CORPORATION

SECTION 5.01  When Company May Merge or Transfer Assets................  25

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

SECTION 6.01  Events of Default........................................  26
SECTION 6.02  Acceleration.............................................  27
SECTION 6.03  Other Remedies...........................................  27
SECTION 6.04  Waiver of Past Defaults..................................  28
SECTION 6.05  Control by Majority......................................  28
SECTION 6.06  Limitation on Suits......................................  28
SECTION 6.07  Rights of Holders to Receive Payment.....................  29
SECTION 6.08  Collection Suit by Trustee...............................  29
SECTION 6.09  Trustee May File Proofs of Claim.........................  29
SECTION 6.10  Priorities...............................................  30
SECTION 6.11  Undertaking for Costs....................................  30
SECTION 6.12  Waiver of Stay, Extension or Usury Laws..................  30

                                   ARTICLE 7

                                    TRUSTEE

SECTION 7.01  Duties of Trustee........................................  31

SECTION 7.02  Rights of Trustee........................................  32
SECTION 7.03  Individual Rights of Trustee.............................  32
SECTION 7.04  Trustee's Disclaimer.....................................  33
SECTION 7.05  Notice of Defaults.......................................  33
SECTION 7.06  Reports by Trustee to Holders............................  33
SECTION 7.07  Compensation and Indemnity...............................  33
SECTION 7.08  Replacement of Trustee...................................  34
SECTION 7.09  Successor Trustee by Merger..............................  35
SECTION 7.10  Eligibility; Disqualification............................  35
SECTION 7.11  Preferential Collection of Claims Against Company........  35

                                   ARTICLE 8

                             DISCHARGE OF INDENTURE

SECTION 8.01  Discharge of Liability on Securities.....................  36
SECTION 8.02  Repayment to the Company.................................  36

                                   ARTICLE 9

                                  AMENDMENTS

SECTION 9.01  Without Consent of Holders...............................  36
SECTION 9.02  With Consent of Holders..................................  37
SECTION 9.03  Compliance with Trust Indenture Act......................  38
SECTION 9.04  Revocation and Effect of Consents, Waivers and Actions...  38
SECTION 9.05  Notation on or Exchange of Securities....................  38
SECTION 9.06  Trustee to Sign Supplemental Indentures..................  39
SECTION 9.07  Effect of Supplemental Indentures........................  39

                                  ARTICLE 10

                                SUBORDINATION


SECTION 10.01  Securities Subordinate to Senior Indebtedness...........  39
SECTION 10.02  Payment Over of Proceeds upon Dissolution, Etc..........  40
SECTION 10.03  Acceleration of Securities..............................  41
SECTION 10.04  Default on Senior Indebtedness..........................  42
SECTION 10.05  Payment Permitted if no Default.........................  43
SECTION 10.06  Subrogation to Rights of Holders of Senior Indebtedness.  43
SECTION 10.07  Provisions Solely to Define Relative Rights.............  43
SECTION 10.08  Trustee to Effectuate Subordination.....................  44
SECTION 10.09  No Waiver of Subordination Provisions...................  44
SECTION 10.10  Notice to Trustee.......................................  44

SECTION 10.11  Reliance on Judicial Order or Certificate
                 of Liquidating Agent..................................  45
SECTION 10.12  Trustee Not Fiduciary for Holders of Senior Indebtedness  45
SECTION 10.13  Rights of Trustee as Holder of Senior Indebtedness;
                 Preservation of Trustee's Rights......................  46
SECTION 10.14  Article 10 Applicable to Paying Agents..................  46

                                   ARTICLE 11

                                   CONVERSION

SECTION 11.01  Conversion Privilege....................................  46
SECTION 11.02  Conversion Procedure....................................  48
SECTION 11.03  Fractional Shares.......................................  48
SECTION 11.04  Taxes on Conversion.....................................  49
SECTION 11.05  Company to Provide Stock................................  49
SECTION 11.06  Adjustment for Change in Capital Stock..................  49
SECTION 11.07  Adjustment for Rights Issue.............................  50
SECTION 11.08  Adjustment for Other Distributions......................  51
SECTION 11.09   When Adjustment May Be Deferred........................  54
SECTION 11.10  When No Adjustment Required.............................  54
SECTION 11.11  Notice of Adjustment....................................  54
SECTION 11.12  Voluntary Increase......................................  54
SECTION 11.13  Notice of Certain Transactions..........................  55
SECTION 11.14  Reorganization of Company; Special Distributions........  56
SECTION 11.15  Company Determination Final.............................  56
SECTION 11.16  Trustee's Adjustment Disclaimer.........................  56
SECTION 11.17  Simultaneous Adjustments................................  56
SECTION 11.18  Successive Adjustments..................................  56
SECTION 11.19  Rights Issued in Respect of Class A
                 Common Stock Issued Upon Conversion...................  56

                                   ARTICLE 12

                                 MISCELLANEOUS

SECTION 12.01  Trust Indenture Act Controls............................  57
SECTION 12.02  Notices.................................................  57
SECTION 12.03  Communication by Holders with Other Holders.............  58
SECTION 12.04  Certificate and Opinion as to Conditions Precedent......  58
SECTION 12.05  Statements Required in Certificate or Opinion...........  58
SECTION 12.06  Separability Clause.....................................  59
SECTION 12.07  Rules by Trustee, Paying Agent, Conversion
                 Agent and Registrar...................................  59
SECTION 12.08  Legal Holidays..........................................  59

SECTION 12.09  Governing Law...........................................  59
SECTION 12.10  No Recourse Against Others..............................  59
SECTION 12.11  Successors..............................................  59
SECTION 12.12  Multiple Originals......................................  59

EXHIBIT A - Form of Security

         THIS INDENTURE, dated as of ____________________, 199__, is between BERGEN BRUNSWIG CORPORATION, a New Jersey corporation (the "Company"), and CHEMICAL TRUST COMPANY OF CALIFORNIA, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Liquid Yield Option(TM) Notes due _____ (Zero Coupon - Subordinated) (the "Securities"):


                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.  Definitions.

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control", when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, partnerships or other ownership interests, by contract or otherwise; and the terms ''controlling" and "controlled" have meanings correlative to the foregoing.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board or any committee of officers of the Company acting pursuant to authority granted by such board or any committee of such board.

         "Business Day" means each day of the year on which banking institutions are not required or authorized to close in the City of New York or at the principal corporate trust office of the Trustee.

         "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) capital stock issued by that corporation.

         "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.
---------------------------
(TM) Trademark of Merrill Lynch & Co., Inc.

         "Debt" means with respect to any person at any date, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Debt of others secured by a lien on any asset of such person, whether or not such Debt is assumed by such person, (iv) all obligations of such person pursuant to capitalized leases, (v) all Debt of others for the payment of which such person is responsible or liable as obligor or guarantor and (vi) all obligations of such person with respect to letters of credit or bankers' acceptances issued for the account of such person or with respect to interest rate protection agreements or currency exchange or purchase agreements and (vii) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Event of Default" means the events defined as "Events of Default" in
Section 6.01.

         "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

         "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

         "Officer" means the Chairman, the President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

         "Officers' Certificate" means a written certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by its Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion containing the information specified in Sections 12.04 and 12.05, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

         "Original Issue Discount" of any Security means the difference between the Issue Price and the Principal Amount of the Security as set forth on the face of the Security.

         "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "Principal" or "Principal Amount" of a Security means the principal amount due at the Stated Maturity of the Security as set forth on the face of the Security.

         "Redemption Date" or "redemption date" shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

         "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 5 of the Securities.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means any of the Company's Liquid Yield Option(TM) Notes due _____ (Zero Coupon-Subordinated), as amended or supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

         "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

         "Stated Maturity", when used with respect to any Security, means the date specified in such Security as the fixed date on which the Principal of such Security is due and payable.

         "Subsidiary" means a corporation of which a majority of the Capital Stock having voting power under ordinary circumstances to elect a majority of the board of directors of such corporation is directly or indirectly owned by
(i) the Company, (ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries.

         "TIA" means the Trust Indenture Act of 1939, as amended, and as in affect on the date of this Indenture, except as provided in Section 9.03.

         "trading day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Class A Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Class A Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Class A Common Stock is then traded.

         "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         SECTION 1.02.  Other Definitions.

         Term                                                      Defined in
         ----                                                       Section
                                                                   ----------
"Average Quoted Price"............................................    11.01
"Bankruptcy Law"..................................................     6.01
"cash"............................................................     3.08(b)
"Class A Common Stock"............................................     3.08(b)
"Company Notice"..................................................     3.08(e)
"Company Notice Date".............................................     3.08(c)
"Conversion Agent"................................................     2.03
"Conversion Date".................................................    11.02
"Conversion Rate".................................................    11.01
"Custodian".......................................................     6.01
"Event of Default"................................................     6.01
"Exchange Act"....................................................     3.08(d)
"Ex-Dividend Time"................................................    11.01
"Extraordinary Cash Dividend".....................................    11.08
"Legal Holiday"...................................................    12.08
"Market Price"....................................................     3.08(d)
"Notice of Default"...............................................     6.01
"Over-Allotment Option"...........................................     2.02
"Pari Passu Debt".................................................    10.01
"Paying Agent"....................................................     2.03
"Purchase Date"...................................................     3.08(a)
"Purchase Notice".................................................     3.08(a)
"Purchase Price"..................................................     3.08(a)
"Quoted Price"....................................................    11.01
"Registrar".......................................................     2.03
"Rights"..........................................................     3.08(d)
"Rights Agreement"................................................     3.08(d)
"Sale Price"......................................................     3.08(d)
"Securities Act"..................................................     3.08(d)
"Senior Indebtedness".............................................    10.01
"Time of Determination"...........................................    11.01


         SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission'' means the SEC.

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

         (1)   a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time in the United States of America;

         (3)   ''or'' is not exclusive;

         (4)  "including" means including, without limitation; and

         (5) words in the singular include the plural, and words in the plural include the singular.


                                   ARTICLE 2

                                THE SECURITIES

         SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company and the Trustee). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

         SECTION 2.02. Execution and Authentication. The Securities shall be executed on behalf of the Company by its Chairman, its President or one of its Vice Presidents, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the Issue Date of such Securities.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

         The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $___,000,000 upon a Company Order without any further action by the Company; [provided, however, that in the event that the Company sells any Securities pursuant to the Underwriter's over-allotment option (the "Over-Allotment Option") granted pursuant to Section _____ of the Underwriting Agreement between the Company and __________ dated
_____________, 199__, then the Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $___,000,000 plus up to $___,000,000 aggregate Principal Amount of Securities sold pursuant to the Over-Allotment Option upon a Company Order without any further action by the Company.] The aggregate Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, subject to the proviso set forth therein, except as provided in Section 2.07. The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 in Principal Amount and any integral multiple thereof.

         SECTION 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent. The term Conversion Agent includes any additional conversion agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (if not the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee and the Holders of the name and address of any such agent and of any change in the office or agency referred to in Section 4.05. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

         The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

         SECTION 2.04. Paying Agent to Hold Money and Securities in Trust. In accordance with Section 4.01 and except as otherwise provided herein, prior to or on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money or, if permitted by the terms hereof, securities sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and securities held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and securities so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and securities held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and securities held by it to the Trustee and to account for any funds and securities disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or securities.

         SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, each obligor upon the Securities (including the Company) shall cause to be furnished to the Trustee at least semiannually on _________ and __________ a list containing all information in the possession or control of each such obligor, or any of its Paying Agents, as to the names and addresses of Holders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         SECTION 2.06. Transfer and Exchange. Upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Trustee duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03 or at the office or agency referred to in Section 4.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

         At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Trustee duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

         SECTION 2.07. Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

         Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 2.08. Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those mutilated, destroyed, lost or stolen Securities for which the Trustee has authenticated and delivered a new Security in lieu thereof or which have been paid pursuant to Section 2.07 and those described in this
Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or on the Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and Original Issue Discount and interest, if any, on such Securities shall cease to accrue and all other rights of the Holder shall terminate (other than the right to receive the applicable Principal Amount, Redemption Price or Purchase Price, as the case may be, upon delivery of the Security in accordance with the terms of this Indenture); provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

         If a Security is converted in accordance with Article 11, then from and after the Conversion Date such Security shall cease to be outstanding and Original Issue Discount and interest, if any, shall cease to accrue on such Security.

         SECTION 2.09. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03 or

4.05, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         SECTION 2.10. Cancellation. All Securities surrendered for payment, redemption or purchase by the Company pursuant to Article 3, conversion pursuant to Article 11, or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article
11. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed by the Trustee in accordance with its standard procedures and evidence of their destruction delivered to the Company unless the Company directs by Company Order that the Trustee deliver cancelled Securities to the Company.

         SECTION 2.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of Principal of the Security or the payment of the Issue Price plus accrued Original Issue Discount or any Redemption Price or Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         SECTION 2.12. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 2.12.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c)  The ownership of Securities shall be proved by the Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite percentage or amount of Securities outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose, the Securities outstanding shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.


                                   ARTICLE 3

                            REDEMPTION AND PURCHASES

         SECTION 3.01. Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Securities for cash in accordance with the provisions of paragraphs 5 and 7 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price.

         The Company shall give the notice to the Trustee provided for in this
Section 3.01 at least 30 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than 10 days after the date of notice to the Trustee.

         SECTION 3.02. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount of Securities that have denominations larger than $1,000. Securities and portions of Securities the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

         If any Security selected for partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount of Securities to be redeemed by the Company, to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

         SECTION 3.03. Notice of Redemption. At least 15 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed in the manner provided in Section 12.02.

         The notice shall identify the Securities to be redeemed and shall state:

         (1)   the Redemption Date;

         (2)   the Redemption Price;

         (3)   the Conversion Rate;

         (4) the name and address of the Paying Agent and Conversion Agent and of the office or agency referred to in Section 4.05;

         (5) that Securities called for redemption may be converted at any time before the close of business on the Redemption Date;

         (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

         (7) that Securities called for redemption must be surrendered to the Paying Agent or at the office or agency referred to in Section 4.05 to collect the Redemption Price;

         (8) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts of the particular Securities to be redeemed;

         (9) that, unless the Company defaults in making such redemption payment, Original Issue Discount on securities called for redemption, and interest, if any, will cease to accrue on and after the Redemption Date; and

         (10)  the CUSIP number of such Security, if any.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

         SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date stated in the notice and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture.

         Upon the later of the Redemption Date or the date such Securities are surrendered to the Paying Agent or at the office or agency referred to in
Section 4.05, such Securities called for redemption shall be paid at the Redemption Price stated in the notice.

         SECTION 3.05. Deposit of Redemption Price. Prior to or on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money, with interest, if any, thereon (subject to the provisions of Section 7.01(f)), not required for that purpose because of conversion of Securities pursuant to
Article 11. If such money is then held by the Company or a Subsidiary or an Affiliate of the Company in trust and is not required for such purpose, it shall be discharged from such trust.

         SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

         SECTION 3.07. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Paying Agent in trust for the Securityholders whose Securities are to be so purchased, on or before the close of business on the

Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for redemption of such Securities, is not less than the Redemption Price, together with interest, if any, accrued to the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 11) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

         SECTION 3.08.  Purchase of Securities at Option of the Holder.

         (a) General. Securities shall be purchased by the Company pursuant to paragraph 6 of the Securities as of ______________ ____, ______, ________________ ____, ________, and _______________ _____, _________ (each, a
"Purchase Date"), at the purchase price specified therein (each, a "Purchase Price"), at the option of the Holder thereof, upon:

         (1) delivery to the Paying Agent or to the office or agency referred to in Section 4.05 by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on such Purchase Date, stating:

              (A) the certificate number of the Security which the Holder will deliver to be purchased,

              (B) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof,

              (C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture, and

              (D) in the event the Company elects, pursuant to Section 3.08(b), to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in Class A Common Stock but the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Class A Common Stock is not satisfied prior to or on the Purchase Date, as set forth in Section 3.08(d), whether such Holder elects (x) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Principal Amount and certificate numbers of the Securities as to which such withdrawal shall relate), or
         (y) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

         (2) delivery of such Security prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent or to the office or agency referred to in Section 4.05, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered shall conform in all respects to the description thereof in the related Purchase Notice.

         If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.09, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.08(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Business Day following the Purchase Date and the time of delivery of the Security to the Paying Agent in the manner required by this Section 3.08.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent, or the office or agency referred to in Section 4.05, the Purchase Notice contemplated by this Section 3.08(a) shall have the right at any time prior to the close of business on the Purchase Date to withdraw such Purchase Notice by delivery of a written notice of withdrawal to the Paying Agent or such office or agency in accordance with Section 3.09.

         The Paying Agent shall promptly notify the Company of its receipt of any Purchase Notice or written notice of withdrawal thereof.

         (b)   Company's Right to Elect Manner of Payment of Purchase Price.
The Company may elect with respect to any Purchase Date to pay the Purchase Price in respect of the Securities to be purchased pursuant to Section 3.08(a) as of such Purchase Date, in U.S. legal tender ("cash") or Class A Common Stock, or in any combination of cash and Class A Common Stock, subject to the conditions set forth in Sections 3.08(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 3.08(e), whether the Company will purchase the Securities for cash or Class A Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash or Class A Common Stock; provided that the Company will pay cash for fractional interests in Class A Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section
3.08 shall receive the same percentage of cash or Class A Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in
Section 3.08(d) with regard to the payment of cash in lieu of fractional interests in Class A Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Class A Common Stock because any necessary qualifications or registrations of the Class A Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Securityholders except pursuant to this Section 3.08(b) or Section 3.08(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Class A Common Stock.

         At least two Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

         (i)   the manner of payment selected by the Company,

         (ii)  the information required by Section 3.08(e),

         (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Class A Common Stock, that the conditions to such manner of payment set forth in Section 3.08(d) have been or will be complied with, and

         (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.08(e).

         "Class A Common Stock" shall mean the shares of Class A Common Stock, par value $1.50 per share, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Class A Common Stock shall be reclassified or changed.

         (c) Purchase with Cash. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price, or such specified percentage thereof, as the case may be, of such Securities. If the Company elects to purchase Securities with cash, a Company Notice as provided in Section 3.08(e) shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to the Purchase Date (the ''Company Notice Date").

         (d) Payment by Issuance of Class A Common Stock. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Class A Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by (ii) the Market Price of a share of Class A Common Stock, subject to the next succeeding paragraph.

         The Company will not issue a fractional share of Class A Common Stock in payment of the Purchase Price. Instead, the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Class A Common Stock shall be based on the aggregate amount of Securities to be purchased.

         Each share of Class A Common Stock issued upon purchase of Securities pursuant to Section 3.08(a) shall be entitled to receive the appropriate number of preferred share purchase rights (the "Rights"), if any, and the certificates representing the Class A Common Stock issued upon such purchase shall bear such legends, if any, in each case as provided by and subject to the terms of the Rights Agreement dated as of February 8, 1994, between the Company and Chemical Trust Company of California, as Rights Agent (the "Rights Agreement"), as in effect at the time of such purchase.

         If the Company elects to purchase the Securities by the issuance of shares of Class A Common Stock, a Company Notice as provided in Section 3.08(e) shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

         The Company's right to exercise its election to purchase the Securities pursuant to this Section 3.08 through the issuance of shares of Class A Common Stock shall be conditioned upon:

         (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Securities with Class A Common Stock as provided herein;

         (ii) the registration of the shares of Class A Common Stock to be issued in respect of the payment of the specified percentage of the Purchase Price under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if required, unless there exists an applicable exemption to registration;

         (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

         (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Class A Common Stock are in conformity with this Indenture and (B) the shares of Class A Common Stock to be issued by the Company in payment of the specified percentage of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the specified percentage of the Purchase Price in respect of Securities, will be validly issued, fully paid and nonassessable, and, in the case of such Officers' Certificate, stating that conditions (i), (ii) and (iii) above have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above have been satisfied and that, to the best of such counsel's knowledge, such shares of Class A Common Stock are free of preemptive rights.

Such Officers' Certificate shall also set forth the number of shares of Class A Common Stock to be issued for each $1,000 Principal Amount of Securities and the Sale Price of a share of Class A Common Stock on each trading day during the period during which the Market Price is calculated and ending on the Purchase Date. The Company may elect to pay in Class A Common Stock only if the information necessary to calculate the Market Price is reported in a daily newspaper of national circulation. If such conditions are not satisfied with respect to a Holder or Holders prior to or on the Purchase Date and the Company elected to purchase the Securities to be purchased as of such Purchase Date pursuant to this Section 3.08 through the issuance of shares of Class A Common Stock, the Company shall pay the entire Purchase Price in respect of such Securities of such Holder or Holders in cash.

         The "Market Price" means the average of the Sale Price of the Class A Common Stock for the five trading day period ending on (if the third Business Day prior to the applicable Purchase Date is a trading day or, if not, then on the last trading day prior to) the third Business Day prior to the Purchase Date, as appropriately adjusted by the Board (which adjustment shall be conclusive and shall be evidenced by a Board Resolution) to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Purchase Date, of any event described in Section 11.06, 11.07 or 11.08; subject, however, to the conditions set forth in Sections 11.09 and 11.10. The "Sale Price" of the Class A Common Stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one, in either case, the average of the average bid and average asked prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Class A Common Stock is traded or, if the Class A Common Stock is not listed on a United States national or regional stock exchange, as reported by the National Association of Securities Dealers Automated Quotation System.

         (e) Notice of Election. Company Notices of election to purchase with cash, or Class A Common Stock, or any combination thereof, shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 12.02 at the time specified in Section 3.08(c) or (d), as applicable (a "Company Notice"). Such Company Notices shall state the manner of payment elected and shall contain the following information:

         In the event the Company has elected to pay a Purchase Price (or a specified percentage thereof) with Class A Common Stock, the Company Notice shall:

         (1) state that each Holder will receive Class A Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares); and

         (2) set forth the method of calculating the Market Price and state that because the Market Price of Class A Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Class A Common Stock to be received from the date such Market Price is determined to the Purchase Date.

         In any case, each Company Notice shall state:

         (i)   the Purchase Price and the Conversion Rate;

         (ii) the name and address of the Paying Agent and the Conversion Agent and of the office or agency referred to in Section 4.05;

         (iii) that Securities as to which a Purchase Notice has been given may be converted into Class A Common Stock only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

         (iv) that Securities must be surrendered to the Paying Agent or to the office or agency referred to in Section 4.05 to collect payment;

         (v) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

         (vi) the procedures the Holder must follow to exercise rights under
    Section 3.08 and a brief description of those rights;

         (vii) briefly, the conversion rights of the Securities; and

         (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
    Section 3.08 (a)(1)(D) or Section 3.09).

         At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

         Upon determination of the actual number of shares of Class A Common Stock to be issued for each $1,000 Principal Amount of Securities, the Company will publish such determination in a daily newspaper of national circulation.

         (f) Covenants of the Company. All shares of Class A Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company shall use its best efforts to list or cause to have quoted any shares of Class A Common Stock to be issued on each national securities exchange or over-the-counter or other domestic market on which the Class A Common Stock is then listed or quoted.

         (g) Procedure upon Purchase. On the Business Day following the Purchase Date, the Company shall deposit with the Paying Agent cash (in respect of a cash purchase under Section 3.08(c) or for fractional interests, as applicable), or shares of Class A Common Stock, or a combination thereof, as applicable, sufficient to pay the aggregate Purchase Price of the Securities to be purchased pursuant to this Section 3.08. As soon as practicable after the later of the Business Day following the Purchase Date and the date such Securities are surrendered to the Paying Agent or the office or agency referred to in Section 4.05, the Company shall deliver to each Holder entitled to receive Class A Common Stock, through the Paying Agent, a certificate for the number of full shares of Class A Common Stock, as applicable, issuable in payment of such Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Class A Common Stock is registered shall be treated as a holder of record of such Class A Common Stock following the related Purchase Date. Subject to Section 3.08(d), no payment or adjustment will be made for dividends on the Class A Common Stock the record date for which occurred on or prior to the Purchase Date.

         (h) Taxes. If a Holder of a Security is paid in Class A Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Class A Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Class A Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Class A Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Class A Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

         SECTION 3.09. Effect of Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice specified in Section 3.08(a), the Holder of the Security in respect of which such Purchase Notice was given, shall (unless such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price with respect to such Security. Such Purchase Price shall be paid to such Holder promptly following the later of (x) the Business Day following the Purchase Date with respect to such Security (provided the conditions in Section 3.08(a) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent or the office or agency referred to in Section 4.05 by the Holder thereof in the manner required by Section 3.08(a) and (g). Securities in respect of which a Purchase Notice has been given by the Holder thereof may not be converted into shares of Class A Common Stock on or after the date of the delivery of such Purchase Notice, unless such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

         A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent or the office or agency referred to in Section 4.05 at any time prior to the close of business on the Purchase Date to which it relates specifying:

         (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

         (2) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, and

         (3) the Principal Amount, if any, of such Security which remains subject to the original Purchase Notice and which has been or will be delivered for purchase by the Company.

         A written notice of withdrawal of a Purchase Notice may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.08(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.08(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

         There shall be no purchase of any Securities pursuant to Section 3.08 (other than through the issuance of Class A Common Stock in payment of the Purchase Price, including cash in lieu of any fractional shares) if there has occurred (prior to, on or after the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Purchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which (a) a Purchase Notice has been withdrawn in compliance with this Indenture or (b) a purchase is prohibited pursuant to the first sentence of this paragraph.

         SECTION 3.10. Deposit of Purchase Price. On or before the Business Day following a Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash and/or Class A Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price of all the Securities or portions thereof which are to be purchased as of such Purchase Date.

         SECTION 3.11. Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent or the office or agency referred to in Section 4.05 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

         SECTION 3.12. Covenant to Comply With Securities Laws Upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.01 or 3.08 hereof, the Company shall (i) comply with Rule 13e-4 and Rule 14e-l (which term, as used herein, includes any successor provision thereto) under the Exchange Act, if applicable, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.01 and 3.08 to be exercised in the time and in the manner specified in Sections 3.01 and 3.08.

         SECTION 3.13. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Class A Common Stock, together with interest on such cash, if any, or dividends on such shares of Class A Common Stock, if any, (subject to the provisions of Section 7.01(f)) held by them for the payment of a Purchase Price that remain unclaimed as provided in paragraph 13 of the Securities; provided, however, that to the extent that the aggregate amount of cash or shares of Class A Common Stock deposited by the Company pursuant to Section 3.10 exceeds the aggregate Purchase Price of the Securities or portions thereof to be purchased, then promptly after the Business Day following the Purchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereof (subject to the provisions of Section 7.01(f)).

         SECTION 3.14.  CUSIP Numbers

         The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall indicate the "CUSIP" numbers of the Securities in notices of redemption as a convenience to Holders; provided that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP number that appears on any Security, check, advice of payment or notice, and any such document may contain of statement to the effect that CUSIP numbers have been assigned by an independent service for convenience of reference and that neither the Company nor the Trustee shall be liable for any inaccuracy in such numbers; and provided further that any such document may state that no representation is made as to the correctness or accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                   ARTICLE 4

                                   COVENANTS

         SECTION 4.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price and interest, if any, shall be considered paid on the applicable date due (which in the case of a Purchase Price is the Business Day following the applicable Purchase Date, as set forth in Section 3.08) if on such date the Trustee or the

Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

         The Company shall pay interest on overdue amounts at the rate set forth in paragraph 1 of the Securities and it shall pay interest on overdue interest at the same rate compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest on overdue interest shall accrue from the date such amounts became overdue. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

         SECTION 4.02. SEC Reports. The Company shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided pursuant to the TIA; provided that any such information, documents or reports required to be filed with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the SEC.

         The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).

         SECTION 4.03. Compliance Certificate. Each obligor (including the Company) shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on September 30, ____) a certificate from such obligor's principal executive officer, principal financial officer or principal accounting officer, stating that a review of the activities of the Company during such year and of performance under this Indenture and under the terms of the Securities has been made under his supervision and whether or not the signer knows of any Default that occurred during such period. If such certificate evidences knowledge of any Default, such certificate shall describe the Default and its current status.

         SECTION 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         SECTION 4.05. Maintenance of Office or Agency. The Company will maintain in the City of San Francisco, California, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee at 50 California Street, 10th Floor, San Francisco, California 94111, Attention:
Corporate Trust Administration, shall be such office or agency for all of the aforesaid purposes unless the Company shall maintain some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change in the location, of such other office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in San Francisco, California for such purposes.


                                   ARTICLE 5

                             SUCCESSOR CORPORATION

         SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

         (a) either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

         (b) immediately after giving effect to such transaction and the assumption contemplated by clause (a) above, no Default shall have occurred and be continuing; and

         (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been satisfied.

         The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of (i) a lease of its properties and assets substantially as an entirety and (ii) obligations the Company may have under a supplemental indenture pursuant to Section 11.14, the Company shall be discharged and released from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and discharge and release of the Company.


                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

         SECTION 6.01. Events of Default.  An Event of Default, occurs if:

         (1) the Company defaults in the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price or Purchase Price (and, with respect to a default in the payment of a Purchase Price, such default continues for a period of three Business Days) on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise, whether or not such payment shall be prohibited by Article 10;

         (2) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1) above) and such failure continues for 90 days after receipt by the Company of a Notice of Default;

         (3) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 90 consecutive days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed by a period of 90 consecutive days; or

         (4) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

         (5)(i) a default occurs under any instrument or instruments (including this Indenture) under which there is at the time outstanding, or by which there may be secured or evidence, any indebtedness of the Company or any Subsidiary for money borrowed by the Company or any Subsidiary or any guarantee of payment by the Company or any Subsidiary of any obligation of any Person which results in acceleration (whether by declaration or automatically) of, or the nonpayment at maturity (after giving effect to any applicable grace period) of, such indebtedness or guarantee in an aggregate amount exceeding $15,000,000, in which case the Company shall immediately give notice to the Trustee of such acceleration or nonpayment and (ii) there shall have been a failure to cure such default or to discharge all such defaulted indebtedness or guarantee or such default is not otherwise waived and such acceleration has not been rescinded or annulled within fifteen (15) days after receipt by the Company from the Trustee or by the Company and the Trustee from the Holders of at least 25% in principal amount of the Securities then Outstanding of a written notice thereof, by registered or certified mail, and stating that such notice is a "Notice of Default" hereunder.

         "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clause (2) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (2) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a Notice of Default.

         SECTION 6.02. Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price and accrued Original Issue Discount to the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Issue Price and accrued Original Issue Discount shall be due and payable immediately. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price and accrued original Issue Discount that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price and accrued Original Issue Discount on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(1), (2) a Default in respect of a provision that under Section
9.02 cannot be amended without the consent of each Securityholder affected or
(3) a Default under Article 11. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         SECTION 6.05. Control by Majority. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

         (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

         (2) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

         (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

         (5) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

         SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, but subject to Article 10, the right of any Holder to receive payment of the Principal Amount, Issue Price, accrued original Issue Discount, Redemption Price, Purchase Price or interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of each such Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01(1) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

         SECTION 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (a) to file and prove a claim for the whole amount of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         FIRST:  to the Trustee for amounts due under Section 7.07;

         SECOND:  to holders of Senior Indebtedness to the extent required by
    Article 10;

         THIRD: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

         FOURTH:  the balance, if any, to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10 and shall provide the Company at least 20 days notice of such record date. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture as permitted by the TIA.

         SECTION 6.12. Waiver of Stay, Extension or Usury laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price or Purchase Price in respect of Securities, or any interest on any such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such laws and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 7

                                    TRUSTEE

         SECTION 7.01. Duties of Trustee. (a)   If an Event of Default has
occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b)  Except during the continuance of an Event of Default:

              (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

         (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1),
315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

         (e) The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.

         SECTION 7.02. Rights of Trustee. Subject to its duties and responsibilities under the TIA:

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any document, but may in its discretion make such further inquiry or investigation into such facts or matters as it may see fit, including examination of the books, records and premises of the Company, personally or by agents reasonably acceptable to the Company.

         (b) Before the Trustee acts or refrains from acting, it may require a Company Order, an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Company Order, Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) Subject to the provisions of Section 7.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) Before the Trustee acts or refrains from acting, the Trustee may consult with counsel of its selection and the written advice of such consel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may became the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement (other than the Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 attached as an exhibit thereto) for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), the acts of any prior Trustee hereunder, or the determination as to which beneficial owners are entitled to receive any notices hereunder.

         SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Securityholder, in the manner and to the extent provided in Section 12.02, notice of the Default within 90 days after it occurs. Except in the case of a

Default described in Section 6.01(1), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders. The Trustee shall not give notice of a Default pursuant to Section 6.01(2) until at least ninety days have passed since its occurrence. The second sentence of this
Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of any Default or Event of Default or of any event or condition which, with the giving of notice, the passage or time of both, might constitute a Default or Event of Default unless (i) the Trustee has received written notice thereof from the Company or a Holder or (ii) a Trust Officer shall have actual knowledge thereof.

         SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each ________ 15 beginning with the _______ 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such _______ 15 that complies with TIA Section 313(a), if required by such Section. The Trustee also shall comply with TIA Section 313(b).

         A copy of each report at the time of its mailing to Securityholders shall be provided to the Company and shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company agrees to notify the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07.  Compensation and Indemnity.  The Company agrees:

         (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not (to the extent permitted by law) be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) to reimburse the Trustee upon its request and, if required by the Company, submission of reasonable documentation for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (c) to indemnify the Trustee and each of the Trustee's directors, officers, employees, agents, successors and assigns (the "Indemnitees") for, and to hold them harmless against, any loss, liability or expense including taxes (other than taxes based upon, measured by, or determined by, the income of the Trustee) incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending the Indemnitees against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder as Trustee, Authenticating Agent, Security Registrar, Paying Agent or Conversion Agent.

         The Trustee shall give the Company notice of any claim or liability for which the Trustee might be entitled to indemnification under subparagraph (c) of this Section 7.07 within a reasonable amount of time after a Trust Officer of the Trustee becomes aware of such claim or liability. To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or interest, if any, as the case may be, on particular Securities.

         The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(3) or (4), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

         SECTION 7.08. Replacement of Trustee. The Trustee may resign by so notifying the Company; no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee (subject to the consent of the Company, such consent not to be unreasonably withheld). The Company shall remove the Trustee if:

         (1)  the Trustee fails to comply with, or ceases to be eligible under,
              Section 7.10;

         (2)  the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or public officer takes charge of the Trustee or its property; or

         (4)  the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         SECTION 7.10. Eligibility; Disqualification. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by the TIA, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under any indenture or indentures in each case as and to the the extent that such indenture satisfies the requirements set forth in Section 310(b)(i) of the TIA.

         The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee hereby represents and warrants that it is currently in compliance and at all times will remain in compliance with the requirements of this Section 7.10. The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. Neither the Company nor any Affiliate of the Company may serve as Trustee. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 8

                             DISCHARGE OF INDENTURE

         SECTION 8.01. Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have became due and payable and the Company deposits with the Trustee cash and/or Class A Common Stock, as permitted by the terms hereof, sufficient to pay at Stated Maturity the Principal Amount of all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

         SECTION 8.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.


                                   ARTICLE 9

                                  AMENDMENTS

         SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

         (1)  to cure any ambiguity, defect or inconsistency;

         (2)  to comply with Article 5 or Section 11.14;

         (3) to provide for uncertificated Securities in addition to certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

         (4) to make any change that does not adversely affect the rights of any Holder of an outstanding Security;

         (5) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA or any amendment thereof;

         (6) to add to the covenants or obligations of the Company hereunder or to surrender any right, power or option herein conferred upon the Company;

         (7) to provide for Securities which are exchangeable for any securities of any person and the terms and conditions upon which such Securities will be so exchangeable; provided, however, that no such amendment shall be made subsequent to the issuance of Securities under this Indenture, unless such amendment is approved in accordance with Section 9.02;

         (8)  to add any additional Events of Dafault; or

         (9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee, pursuant to the requirements of Section 7.08.

         SECTION 9.02. With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or supplement to this Indenture or the Securities may not:

         (1) make any change to the Principal Amount of Securities whose Holders must consent to an amendment;

         (2) make any change to the rate of accrual in connection with Original Issue Discount, reduce the rate of interest referred to in paragraph 1 of the Securities or extend the time for payment of Original Issue Discount or interest, if any, on any Security;

         (3) reduce the Principal Amount or the Issue Price of or extend the Stated Maturity of any Security;

         (4)  reduce the Redemption Price or Purchase Price of any Security;

         (5) make any Security payable in money or securities other than that stated in the Security;

         (6) make any change in Article 10 that adversely affects the rights of any Securityholder;

         (7) make any change in Section 6.04, Section 6.07 or this Section 9.02, except to increase any percentage referred to therein or herein;

         (8) make any change that adversely affects the right to convert any Security; or

         (9) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         An amendment under this Section 9.02 or Section 9.01 may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the requisite holders of such Senior Indebtedness consent to such change pursuant to the terms of such Senior Indebtedness.

         After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

         SECTION 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.

         SECTION 9.04. Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action becomes effective, a consent to it or any other action by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

         SECTION 9.05. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

         SECTION 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such amendment the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         SECTION 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


                                   ARTICLE 10

                                  SUBORDINATION

         SECTION 10.01. Securities Subordinate to Senior Indebtedness. The Company covenants and agrees, and each Holder of a Security by such Holder's acceptance thereof likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 10, the indebtedness represented by the Securities and the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price and interest, if any, in respect of each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

         "Senior Indebtedness" means the principal of (and premium, if any) and interest, if any, on (a) all indebtedness of the Company (including indebtedness of others guaranteed by the Company) (other than (w) the Securities, (x) indebtedness outstanding under the indenture between the Company and Chemical Trust Company of California ("Chemical") dated as of July 15, 1986, (y) the subordinated indentures between the Company and Chemical dated as of December 1, 1992 and January 1, 1996, respectively and (z) indebtedness as to which the instruments creating or evidencing the same provide that such indebtedness is not senior in right of payment to the Securities (collectively, the "Pari Passu Debt")), whether outstanding on the date of this Indenture or hereafter created, incurred or assumed, that is (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind, except in the ordinary course of business, (b) obligations of the Company as lessee under leases required to be capitalized on the consolidated balance sheet of the Company under generally accepted accounting principles or leases of property made as part of any sale and leaseback transaction to which the Company is a party and (c) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations; unless in any case referred to in clauses (a), (b) and (c), in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the Securities or to any Pari Passu Debt.

         SECTION 10.02. Payment Over of Proceeds upon Dissolution, Etc. Upon any distribution of assets of the Company in the event of

         (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or

         (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

         (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company,

then and in such event

         (1) the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash, before the Holders of the Securities are entitled to receive any payment on account of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or interest, if any, in respect of the Securities; and

         (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 10, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company being subordinated to the payment of the Securities, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium, if any, and interest, if any, on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

         In the event that, notwithstanding the foregoing provisions of this
Section 10.02, the Trustee or the Holder of any Security shall receive any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company being subordinated to the payment of the Securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall then have been made known to the Trustee, or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, Custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         For purposes of this Article 10 only, the words "cash, property or securities" shall not be deemed to include shares of Capital Stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Article 10 with respect to the Securities, to the payment of all Senior Indebtedness which may at the time be outstanding; provided, however, that (i) Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

         The consolidation of the Company with, or the merger of the Company into, another person or the liquidation or dissolution of that Company following the conveyance or transfer of all or substantially all of its assets to another person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section 10.02 if the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer all or substantially all of the assets of the Company, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 5.

         SECTION 10.03. Acceleration of Securities. In the event that any Securities are declared due and payable before their Stated Maturity pursuant to
Section 6.02, then and in such event the Company shall promptly notify holders of Senior Indebtedness of such acceleration. The Company may not pay the Securities until 120 days have passed after such acceleration occurs and may thereafter pay the Securities if this Article 10 permits the payment at that time.

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Securities prohibited by the foregoing provisions of this Section 10.03, and if such facts then shall have been known or thereafter shall have been made known to the Trustee as provided in Section 10.10 or such Holder, as the case may be, pursuant to the terms of this Indenture, then and in such event such payment shall be paid over and delivered forthwith to the Company by or on behalf of the person holding such payment for the benefit of the holders of Senior Indebtedness.

         The provisions of this Section 10.03 shall not apply to any payment with respect to which Section 10.02 would be applicable.

         SECTION 10.04. Default on Senior Indebtedness. The Company may not make any payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or interest, if any, in respect of the Securities and may not acquire any Securities for cash or property (except as otherwise provided by Article 11 and other than for Capital Stock (including cash in lieu of any fractional shares) of the Company) if:

         (1) a default on Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness to accelerate its maturity; and

         (2) the default is the subject of judicial proceedings or the Company receives a notice of default thereof from any person who may give such notice pursuant to the instrument evidencing or document governing such Senior Indebtedness. If the Company receives any such notice, then a similar notice received within nine months thereafter relating to the same default on the same issue of Senior Indebtedness shall not be effective for purposes of this Section 10.04.

         The Company may resume payments on the Securities and may acquire Securities if and when:

         (A)  the default is cured or waived; or

         (B) 120 or more days pass after the receipt by the Company of the notice described in clause (2) above and the default is not then the subject of judicial proceedings; and
this Article 10 otherwise permits the payment or acquisition at that time.

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 10.04, and if such fact then shall have been known or thereafter shall have been made known to the Trustee or such Holder, as the case may be, pursuant to the terms of this Indenture, then and in such event such payment shall (to the extent permitted by law) be paid over and delivered forthwith to the Company by or on behalf of the person holding such payment for the benefit of the holders of the Senior Indebtedness.

         Nothing contained in this Article 10 or elsewhere in this Indenture or in any of the Securities shall prevent the conversion by a Holder of any Securities into Class A Common Stock in accordance with the provisions for conversion of such securities set forth in this Indenture, including the payment of cash in lieu of fractional shares of Class A Common Stock in accordance with
Article 11, or in any of such Securities in the event of an occurrence of the events described in clauses (1) and (2) of this Section 10.04.

         The provisions of this Section 10.04 shall not apply to any payment with respect to which Section 10.02 would be applicable.

         SECTION 10.05. Payment Permitted if no Default. Nothing contained in this Article 10 or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 10.02 or under the conditions described in
Section 10.03 or 10.04, from making payments at any time of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or interest, if any, as the case may be, in respect of the Securities, or
(b) the application by the Trustee or the retention by any Holder of any money deposited with it hereunder to the payment of or on account of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or interest, if any, as the case may be, in respect of the Securities if the Trustee did not have, at the time provided in the proviso to the first paragraph of Section 10.10, notice that such payment would have been prohibited by the provisions of this Article 10.

         SECTION 10.06. Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 10 (equally and ratably with the holders of all Debt of the Company which by its express terms is subordinated to Debt of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities applicable to the Senior Indebtedness until the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or interest, if any, as the case may be, in respect of the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 10, and no payments pursuant to the provisions of this Article 10 to the Company or to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

         SECTION 10.07. Provisions Solely to Define Relative Rights. The provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall

         (a) impair, as between the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price and interest, if any, as the case may be, in respect of the Securities as and when the same shall became due and payable in accordance with the terms of the Securities and this Indenture and which, subject to the rights under this Article 10 of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company; or

         (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than holders of Senior Indebtedness; or

         (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the Trustee or such Holder.

         Section 10.08. Trustee to Effectuate Subordination. Each Holder of a Security by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 10 and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

         Section 10.09. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and, from time to time, without the consent of, or notice to, the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise dispose of any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company or any other person.

         SECTION 10.10. Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Failure to give such notice shall not affect the subordination of the Securities to Senior Indebtedness. Notwithstanding the provisions of this
Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof at the address specified in Section 12.02 from the Company or a holder of Senior Indebtedness or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Trust Officer of the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or interest, if any, as the case may be, in respect of any Security), the notice with respect to such money provided for in this Section 10.10, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

         Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the right of such person to receive such payment.

         SECTION 10.11. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of
Section 7.01, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, Custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

         SECTION 10.12. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this
Article 10 or otherwise. The Trustee shall not be charged with knowledge of the existence of Senior Indebtedness or of any facts that would prohibit any payment hereunder unless a Trust Officer of the Trustee shall have received notice to that effect at the address of the Trustee set forth in Section 12.02. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 10 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

         SECTION 10.13. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

         SECTION 10.14. Article 10 Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10 in addition to or in place of the Trustee; provided, however, that Sections 10.10 and 10.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.


                                   ARTICLE 11

                                   CONVERSION

         SECTION 11.01. Conversion Privilege. A Holder of a Security may convert such Security into Class A Common Stock at any time during the period stated in paragraph 9 of the Securities. The number of shares of Class A Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount thereof (the ''Conversion Rate") shall be that set forth in paragraph 9 in the Securities, subject to adjustment as herein set forth.

         A Holder may convert a portion of the Principal Amount of a Security if the portion is $l,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

         "Quoted Price", on a particular day, means the last reported per share sales price (or, if no sales price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and average asked prices) on such day of the Class A Common Stock on the New York Stock Exchange or, in the event shares of Class A Common Stock are not listed on the New York Stock Exchange, such other national or regional stock exchange upon which the Class A Common Stock is listed, or, if the shares of Class A Common Stock are not listed on a national or regional stock exchange, as quoted on the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau, Incorporated. In the absence of one or more such quotations, the Company shall be entitled to determine the Quoted Price on the basis of such quotations as it considers appropriate.

         "Average Quoted Price" means the average of the Quoted Prices of the Class A Common Stock for the shortest of

         (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated, or

         (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or
     (b) the distribution, in each case, in respect of which the Average Quoted Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated, or

         (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, or warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 11.06(4), 11.07 or
     11.08 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated.

         In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which "Section 11.06(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Quoted Price" pursuant to the definition in the preceding sentence, "Average Quoted Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Quoted Price of the Class A Common Stock during such period.

         "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Sections 11.07 and 11.08 apply and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Class A Common Stock is then listed or quoted.

         SECTION 11.02. Conversion Procedure. To convert a Security a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Class A Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to
Section 11.03. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Class A Common Stock upon such conversion as the record holder or holders of such shares of Class A Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Class A Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

         No payment or adjustment will be made for dividends on or other distribution with respect to any Class A Common Stock except as provided in this
Article 11. On conversion of a Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date of the Security to the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the

Holder thereof through delivery of the Class A Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof.

         If the Holder converts more than one Security at the same time, the number of shares of Class A Common Stock issuable upon the conversion shall be based on the total Principal Amount of the Securities converted.

         Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.

         If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

         SECTION 11.03. Fractional Shares. The Company will not issue a fractional share of Class A Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/1000th of a share by multiplying the Quoted Price, on the last trading day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

         SECTION 11.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Class A Common Stock upon the conversion.
However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Class A Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

         SECTION 11.05. Company to Provide Stock. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Class A Common Stock a sufficient number of shares of Class A Common Stock to permit the conversion of the Securities for shares of Class A Common Stock.

         All shares of Class A Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Class A Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Class A Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Class A Common Stock is then listed or quoted.

         SECTION 11.06. Adjustment for Change in Capital Stock. If, after the Issue Date of the Securities, the Company:

         (1) pays a dividend or makes a distribution on its Class A Common Stock in shares of its Class A Common Stock;

         (2) subdivides its outstanding shares of Class A Common Stock into a greater number of shares;

         (3) combines its outstanding shares of Class A Common Stock into a smaller number of shares;

         (4) pays a dividend or makes a distribution on its Class A Common Stock in shares of its Capital Stock (other than Class A Common Stock or rights, warrants, or options for its Capital Stock); or

    (5) issues by reclassification of its Class A Common Stock any shares of its Capital Stock (other than rights, warrants, or options for its Capital Stock),

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes or series of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class or series of Capital Stock as is contemplated by this Article 11 with respect to the Class A Common Stock, on terms comparable to those applicable to Class A Common Stock in this Article 11.

         SECTION 11.07. Adjustment for Rights Issue. If after the Issue Date of the Securities, the Company distributes any rights, warrants or options to all holders of its Class A Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Class A Common Stock at a price per share less than the Quoted Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                                     (O + N)
         R'    =    R    X     ---------------------
                               (O  +  (N  X  P) / M)
where:

         R'    =    the adjusted Conversion Rate.

         R     =    the current Conversion Rate.

         O     =    the number of shares of Class A Common Stock outstanding on the record date for the distribution to which this Section
                    11.07 is being applied.

         N     =    the number of additional shares of Class A Common Stock
                    offered pursuant to the distribution.

         P     =    the offering price per share of the additional shares.

         M     =    the Average Quoted Price, minus, in the case of (i) a
                    distribution to which Section 11.06(4) applies or (ii) a distribution to which Section 11.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 11.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 11.07 applies, the fair market value
                    (on the record date for the distribution to which this Section 11.07 applies) of the

                   (1) Capital Stock of the Company distributed in respect of each share of Class A Common Stock in such Section 11.06(4) distribution and

                   (2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Class A Common Stock in such Section 11.08 distribution.

              The Board of Directors shall determine fair market values for the purposes of this Section 11.07.

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 11.07 applies.

         If all of the shares of Class A Common Stock issuable upon exercise or conversion of such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Class A Common Stock issued upon the exercise of such rights, warrants or options.

         No adjustment shall be made under this Section 11.07 if the application of the formula stated above in this Section 11.07 would result in a value of R' that is less than the value of R.

         SECTION 11.08. Adjustment for Other Distributions. If, after the Issue Date of the Securities, the Company distributes to all holders of its

Class A Common Stock any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section
11.06 and distributions of rights, warrants or options referred to in Section
11.07 and (y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are "Extraordinary Cash Dividends"), the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 11.08, in accordance with the formula:

                                 M
         R'    =    R    X   ---------
                               M - F

where:

         R'    =    the adjusted Conversion Rate.

         R     =    the current Conversion Rate.

         M     =    the Average Quoted Price, minus, in the case of a
                    distribution to which Section 11.06(4) applies, for which
                    (i) the record date shall occur on or before the record date for the distribution to which this Section 11.08 applies and
                    (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 11.08 applies, the fair market value (on the record date for the distribution to which this Section 11.08 applies) of any Capital Stock of the Company distributed in respect of each share of Class A Common Stock in such
                    Section 11.06(4) distribution.

         F     =    the fair market value (on the record date for the
                    distribution to which this Section 11.08 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Class A Common Stock in the distribution to which this Section 11.08 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

         The Board of Directors shall determine fair market values for the purposes of this Section 11.08.

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 11.08 applies.

         For purposes of this Section 11.08, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Class A Common Stock the amount of which, together with the aggregate amount of cash dividends on the

Class A Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth in item (i) or (ii) below:

         (i) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Class A Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends on the Class A Common Stock with Ex-Dividend Times occurring in the 85 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis 12.5% of the average of the Quoted Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing 85 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 85 day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 11.08, the value of "F" shall be equal to (w) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus
    (x) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 11.08.

         (ii) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Class A Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends on the Class A Common Stock with Ex-Dividend Times occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis 25% of the average of the Quoted Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing 365 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 365 day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 11.08, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus
    (z) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 11.08.

         In making the determinations required by items (i) and (ii) above, the amount of cash dividends paid on a per share basis and the average of the Quoted Prices, in each case during the period specified in item (i) or (ii) above, as applicable, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 11.06.

         In the event that, with respect to any distribution to which this
Section 11.08 would otherwise apply, the difference ''M-F", as defined in the above formula is less than $1.00 or "F" is greater than "M", then the adjustment provided by this Section 11.08 shall not be made and in lieu thereof the provisions of Section 11.14 shall apply to such distribution.

         SECTION 11.09. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         All calculations under this Article 11 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be, with one-half of a cent and 5/10,000ths of a share being rounded upwards.

         SECTION 11.10. When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 11.06, 11.07, 11.08 or 11.14 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Class A Common Stock participate in the transaction.

         No adjustment need be made for rights to purchase Class A Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for rights to purchase Capital Stock pursuant to any future dividend or distribution which the Company determines to be comparable in purpose and in effect to the dividend and subsequent distribution of Rights contemplated by the Rights Agreement.

         No adjustment need be made for a change in the par value or no par value of the Class A Common Stock.

         To the extent the Securities become convertible into cash pursuant to the terms of Section 11.08 or 11.14, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         SECTION 11.11. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

         SECTION 11.12. Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

         A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 11.06, 11.07 or 11.08.

         SECTION 11.13.  Notice of Certain Transactions.  If:

         (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 11.06, 11.07 or 11.08 (unless no adjustment is to occur pursuant to Section 11.10); or

         (2) the Company takes any action that would require a supplemental indenture pursuant to Section 11.14; or

         (3)  there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

         Section 11.14. Reorganization of Company; Special Distribution. If the Company is a party to a transaction subject to Section 5.01 or a merger or binding share exchange which reclassifies or changes its outstanding Class A Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

         The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 11. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

         If this Section applies, neither Section 11.06 nor 11.07 applies.

         If the Company makes a distribution to all holders of its Class A Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 11.08, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 11.08, then, from and after the record date for determining the holders of Class A Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture would upon such conversion be entitled to receive, in addition to the shares of Class A Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Class A Common Stock entitled to receive the distribution.

         SECTION 11.15. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 11.03, 11.06, 11.07, 11.08, 11.09, 11.10, 11.14 or 11.17 is conclusive.

         SECTION 11.16. Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 11.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this
Article 11.  Each Conversion Agent shall have the same protection under this
Section 11.16 as the Trustee.

         SECTION 11.17.  Simultaneous Adjustments.  In the event that this
Article 11 requires adjustments to the Conversion Rate under more than one of Sections 11.06(4), 11.07 or 11.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 11.06, second, the provisions of Section 11.08 and, third, the provisions of Section 11.07.

         SECTION 11.18. Successive Adjustments. After an adjustment to the Conversion Rate under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Conversion Rate as so adjusted.

         SECTION 11.19. Rights Issued in Respect of Class A Common Stock Issued Upon Conversion. Each share of Class A Common Stock issued upon conversion of Securities pursuant to this Article 11 shall be entitled to receive the appropriate number of Rights, if any, and the certificates representing the

Class A Common Stock issued upon such conversion shall bear such legends, if any, in each case as provided by and subject to the terms of the Rights Agreement as in effect at the time of such conversion. Notwithstanding anything else to the contrary in this Article 11, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of (i) the distribution of separate certificates representing the Rights, (ii) the occurrence of certain events entitling holders of Rights to receive, upon exercise thereof, preferred stock of the Company or Capital Stock of another corporation or (iii) the exercise of such Rights in accordance with the Rights Agreement.


                                   ARTICLE 12

                                  MISCELLANEOUS

         SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

    if to the Company:

         Bergen Brunswig Corporation
         4000 Metropolitan Drive
         Orange, California 92668
         Telecopier:
         Telephone:

         Attention:   Chief Financial Officer, with a copy to Secretary

    if to the Trustee:

         Chemical Trust Company of California
         50 California Street, 10th Floor
         San Francisco, California  94111
         Telecopier: 415-989-5241
         Telephone:  415-954-9507

         Attention:   Corporate Trust Administration

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first class mail, postage prepaid, at the

Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         The Trustee shall transmit to Securityholders such reports concerning the Trustee and its actions under the Indenture as may be required pursuant to
Section 313 of the Trust Indenture Act at the times and in the manner provided pursuant thereto, if so required.


         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

         If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

         SECTION 12.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

         SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 12.05. Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture (other than certificates provided pursuant to Section 4.03 hereof) shall include:

         (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

         (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

         SECTION 12.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 12.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

         SECTION 12.08. Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and to the extent applicable no Original Issue Discount or interest, if any, shall accrue for the intervening period.

         SECTION 12.09. Governing Law. The laws of the State of New York and the applicable federal laws of the United States shall govern this Indenture and the Securities without regard to principles of conflict of laws.

         SECTION 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first written above.

                                       BERGEN BRUNSWIG CORPORATION


                                       By:________________________
                                       Title:
Attest:


_____________________
Title:

[SEAL]                                 CHEMICAL TRUST COMPANY OF
                                            CALIFORNIA

                                       -------------------------,
                                       as Trustee

                                       By:________________________
                                       Title:_____________________
Attest:

_________________________
Title: _____________________
[SEAL]

                                   EXHIBIT A

                             [FORM OF FACE OF LYON]

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT OF THIS SECURITY IS $_____, THE ISSUE DATE IS _____________, 199___ AND THE YIELD TO MATURITY IS ___%.

                           BERGEN BRUNSWIG CORPORATION

                       Liquid Yield Option(TM) Note due _____
                            (Zero Coupon-Subordinated)


No.
Issue
Date: __________ 199__         Original Issue Discount: $________________
Issue Price: $_____________    (for each $1,000 Principal Amount)
(for each $1,000 Principal Amount)

         Bergen Brunswig Corporation, a corporation duly organized and existing under the laws of the State of New Jersey (hereinafter called the "Company"), for value received, hereby promises to pay to __________________________ or registered assigns, the Principal Amount of _________ Dollars ($_________) on ____________ __, 20__.

         This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the other side of this Security.

         Additional provisions of this Security are set forth on the other side of this Security.

         IN WITNESS WHEREOF, Bergen Brunswig Corporation has caused this instrument to be signed by its Chairman of the Board, or its President, or one of its Vice Presidents, manually or by facsimile, and a facsimile of its




---------------------------
(TM) Trademark of Merrill Lynch & Co., Inc.

corporate seal to be imprinted hereon and attested by a manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:                                 BERGEN BRUNSWIG CORPORATION



                                       By:______________________________
                                       Title:_____________________


                                       By:______________________________
                                       Title:_____________________
(SEAL)


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

____________________________,
as Trustee, certifies that this is
one of the Securities referred to
in the within mentioned Indenture.

By:__________________________
     Authorized Officer

Dated:________________________

                        [FORM OF REVERSE SIDE OF LYON]

                    Liquid Yield Option Note(TM) due ____
                          (Zero Coupon-Subordinated)

1.  Interest
    --------
         This Security shall not bear interest, except that if the Principal hereof or any portion of such Principal is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security), then in each such case the overdue amount shall bear interest at the rate of _____% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

         Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security), in the period during which a Security remains outstanding, shall accrue at _____% per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Security.

2.   Method of Payment
     -----------------
         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Securities to the persons who are registered Holders of Securities at the close of business on the Business Day preceding the Redemption Date or Stated Maturity, as the case may be, or at the close of business on a Purchase Date or Conversion Date, as the case may be. Holders must surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.   Paying Agent, Conversion Agent and Registrar
     --------------------------------------------
         Initially, Chemical Trust Company of California, as Trustee (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or

-----------------------
(TM) Trademark of Merrill Lynch & Co., Inc.

co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.   Indenture
     ---------
         The Company issued the securities under an Indenture dated as of ________ __199__ (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended and as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to $___,000,000 aggregate Principal Amount (subject to Sections 2.02 and 2.07 of the Indenture). The Indenture does not limit other Debt of the Company, secured or unsecured, including Senior Indebtedness.

5.   Redemption at the Option of the Company
     ---------------------------------------
         No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to _________ ___, _____.

         The table below shows Redemption Prices of a Security per $1,000 Principal Amount on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table to the actual Redemption Date.

                             (1)               (2)               (3)
                                          Accrued Original    Redemption
                             LYON          Issue Discount        Price
    Redemption Date      Issue Price        at       %         (1) + (2)
 --------------------    -----------     ------------------  ------------

                         $                                    $


 At Maturity             $                                    $1,000.00

6.  Purchase by the Company at the Option of the Holder
    ---------------------------------------------------
         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase

Prices per $1,000 Principal Amount at Stated Maturity of such Securities, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. Such Purchase Prices may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Class A Common Stock of the Company, or in any combination thereof.

                Purchase Date              Purchase Price
                -------------              --------------
                .......................... $_____________
                .......................... $_____________
                .......................... $_____________

         Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash (and/or securities if permitted under the Indenture) sufficient to pay a Purchase Price of all Securities or portions thereof to be purchased as of the Purchase Date is deposited with the Paying Agent on the Business Day following the Purchase Date, Original Issue Discount ceases to accrue on such Securities (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price upon surrender of such Security.

7.   Notice of Redemption
     --------------------
         Notice of redemption will be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date Original Issue Discount ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

8.   Subordination
     -------------
         The Securities are subordinated to all existing and future Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Indenture does not limit the present or future amount of Senior Indebtedness the Company may have. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.   Conversion
     ----------
         Subject to the next two succeeding sentences, a Holder of a Security may convert it into Class A Common Stock of the Company at any time before the close of business on ________, 20__. If the Security is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. The number of shares of Class A Common Stock to be delivered upon conversion of a Security into Class A Common Stock per $1,000 of Principal Amount shall be equal to the Conversion Rate then in effect. A Security in respect of which a Holder has delivered a Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is ______ shares of Class A Common Stock per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Class A Common Stock.

         To convert, a Security a Holder must (1) complete and manually sign the conversion notice on the back of the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent (or the office or agency referred to in Section 4.05 of the Indenture), (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

         A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Class A Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date to the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Class A Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof.

         The Conversion Rate will be adjusted for dividends or distributions on Class A Common Stock payable in Class A Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Class A Common Stock; distributions to all holders of Class A Common Stock of certain rights to purchase Class A Common Stock for a period of 60 days at less than the Quoted Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

         If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon


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


certain distributions described in the Indenture, the right to convert a Security into Class A Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

10.  Conversion Arrangement on Call for Redemption
     ---------------------------------------------
         Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, together with accrued interest, if any, to the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders and to make payment for such Securities to the Trustee in trust for such Holders.

11.  Denominations; Transfer; Exchange
     ---------------------------------
         The Securities are in registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture.
The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

12.  Persons Deemed Owners
     ---------------------
         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.  Unclaimed Money or Securities
     -----------------------------
         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.


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


14.  Amendment; Waiver
     -----------------
         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding.
Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with
Article 5 or Section 11.14 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not adversely affect the rights of any Securityholder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

15.  Defaults and Remedies
     ---------------------
         Under the Indenture, Events of Default include (i) default in payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price or Purchase Price (continuing for three Business Days), as the case may be, in respect of the Securities when the same becomes due and payable;
(ii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; and (iii) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being declared due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause
(i) above) if it determines that withholding notice is in their interests.

16.  Trustee Dealings with the Company
     ---------------------------------
         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may became the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others
     --------------------------
         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication
     --------------
         This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

19.  Abbreviations
     -------------
         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  GOVERNING LAW
     -------------
         THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES SHALL GOVERN THE INDENTURE AND THIS SECURITY WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                             --------------------

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                         Bergen Brunswig Corporation
                         4000 Metropolitan Drive
                         Orange, California 92668
                         Attention:  Chief Financial Officer

                ASSIGNMENT FORM                        CONVERSION NOTICE
To assign this Security, fill in the form below:   To convert this Security into Class A
                                                   Common Stock of the Company, check the
I or we assign and transfer this Security to       box:
                                                                   ----
_______________________________________________                   |    |
                                                                  |    |
_______________________________________________                    ----

             (Insert assignee's soc.               To convert only part of this Security, state the
               sec. or tax ID no.)                 Principal Amount to be converted (which must
                                                   be $1,000 or an integral multiple of $1,000):
_______________________________________________
_______________________________________________                 _______________________
_______________________________________________
_______________________________________________                 _______________________
(Print or type assignee's name, address and zip
code)                                              (Insert other person's Soc. Sec. or Tax ID
                                                                     No.)
and irrevocably appoint _________________
agent to transfer this Security on the books on    ______________________________________________
the Company.  The agent may substitute             ______________________________________________
another to act for him.                            ______________________________________________
                                                   ______________________________________________
                                                   (Print or type assignee's name, address and zip
                                                   code)

______________________________________________________________________________

Date:__________________Your Signature:______________________________________*
______________________________________________________________________________
(Sign exactly as your name appears on the other side of this Security)

* Your signature must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.